Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Investor Relations Irelations@buckeye.com (800) 422-2825

BUCKEYE PARTNERS, L.P. ANNOUNCES CEO SUCCESSION AND

APPOINTS NEW BUSINESS UNIT PRESIDENTS AS PART OF

STRATEGIC ORGANIZATIONAL REALIGNMENT

Forrest E. Wylie to become Non-Executive Chairman as Clark C. Smith assumes CEO role

HOUSTON, January 16, 2012 – Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) announced today that Clark C. Smith, Buckeye’s President and Chief Operating Officer, has been elected to succeed Forrest E. Wylie as Buckeye’s Chief Executive Officer and has been appointed to fill a newly-created seat on the Board of Directors of Buckeye’s general partner (the “Board”), each effective as of February 10, 2012. Mr. Wylie will continue to serve as Non-Executive Chairman of the Board, where he will remain active in developing Buckeye’s strategic vision. Mr. Smith will retain the office of President of Buckeye, in addition to his new role as Chief Executive Officer.

“As President and COO, Clark Smith has played a central role in developing our common vision and successfully executing our strategy, in addition to capably directing Buckeye’s operations,” said Mr. Wylie. “The Board is extremely confident in Clark’s ability to lead the organization as CEO and continue our track-record of improving financial performance while expanding our portfolio of assets.”

Mr. Smith has more than 30 years of experience in the energy industry. He has been with Buckeye since 2007, first as a member of the Board from October 1, 2007 to February 17, 2009 and since then as Buckeye’s President and Chief Operating Officer. Prior to joining Buckeye, Mr. Smith served as Managing Director of Engage Investments, L.P., a private company established to provide consulting services to and make equity investments in energy-related businesses, from June 2004 to June 2007. Mr. Smith was Executive Vice President of El Paso Corporation and President of El Paso Merchant Energy Group, a division of El Paso Corporation, from August 2000 until May 2003. “I am fortunate and excited to have the opportunity to lead an organization with such talented and entrepreneurial employees. Buckeye operates an exceptional asset base that is well-positioned for growth and continued success,” said Smith. “I am very optimistic about Buckeye’s future.”

Buckeye also announced today that, as part of a strategic organizational realignment, it has organized its operations into three business units and the Board has appointed Robert A. Malecky, who will remain a Senior Vice President of Buckeye, to be the President of its

Domestic Pipelines and Terminals business unit, Jeremiah J. Ashcroft III, who will remain a Senior Vice President of Buckeye, to be the President of its Buckeye Services business unit, and Mary F. Morgan, who will commence her employment with Buckeye on January 23, 2012, to be a Senior Vice President of Buckeye and the President of its International Pipelines and Terminals business unit. Mr. Malecky, Mr. Ashcroft, and Ms. Morgan will report to Mr. Smith.

Each of the new business unit Presidents will have operational and financial responsibility for one or more of Buckeye’s businesses, which will correspond to Buckeye’s five existing business segments. Mr. Malecky will be responsible for Buckeye’s existing domestic Pipelines & Terminals segment, Ms. Morgan will lead Buckeye’s existing International Operations segment, and Mr. Ashcroft will direct Buckeye’s existing Natural Gas Storage, Energy Services, and Development & Logistics segments.

Mr. Malecky has been with Buckeye for over 20 years. He has served as Buckeye’s Senior Vice President, Customer Services since August 2011, and was Vice President, Customer Services from July 2009 to August 2011 and Vice President, Marketing from 2000 to 2009. “Bob brings tremendous industry, market, and company knowledge to his new role,” said Mr. Smith. “We are excited to see him continue to expand Buckeye’s position in our core midstream businesses within the U.S.”

Mr. Ashcroft has been the Senior Vice President, Global Operations of Buckeye since August 2011. From May 2009 to August 2011, he was Buckeye’s Vice President, Field Operations. Prior to joining Buckeye, Mr. Ashcroft worked for Colonial Pipeline Company in various roles including Chief Compliance Officer and District Leader of Colonial’s 2,880-mile southeast region. Mr. Ashcroft is a graduate of the United States Naval Academy. He spent five years serving in the U.S. Marine Corps and saw overseas duty in five nations. “Jerry’s business savvy, enthusiasm, and leadership abilities have made him a tremendous addition to Buckeye,” said Mr. Smith. “His myriad talents and operational expertise will serve Jerry well in optimizing the performance of our Energy Services, Development & Logistics, and Natural Gas Storage businesses.”

Ms. Morgan has been the President and founder of MorganHamilton Group, which has provided logistics consulting services to the pipeline and terminal industry, since January 2011. From 2004 to 2010, she served as Senior Vice President, Marketing and Business Development and then as President, European Operations for NuStar Energy. Ms. Morgan’s over 30 years of industry experience includes various roles at Kinder Morgan, Santa Fe Pacific Pipelines, and Exxon Pipeline Company. “Mary has a proven track record of successfully leading both domestic and international pipeline and terminal businesses,” said Mr. Smith. “Her substantial international experience makes Mary especially well-suited to continue to execute the strategic vision behind our entry into the international marine terminal business and to strengthen Buckeye’s presence in the global petroleum marketplace.”

“Since 2007, under Forrest Wylie’s leadership, Buckeye has experienced exceptional growth and has significantly broadened the scope of its businesses,” Mr. Smith stated. “In a few short years, we have transformed the company from a U.S. pipeline company to a global energy business having interests in not only domestic petroleum product transportation and storage but also international marine terminals, petroleum product marketing, and natural gas storage.”

Mr. Wylie added, “In light of the current breadth of Buckeye’s operations, now is the right time to realign our business units under individual leaders who will be accountable for the overall performance of their respective areas. The election of these three skilled Presidents will ensure that each of Buckeye’s business units will continue to receive the guidance and focus it needs to thrive. Buckeye has a bright future because of its people, and I look forward to working with Clark and his team as he leads them beyond Buckeye’s first 125 years of operations.”

Buckeye also announced today that Keith E. St.Clair, its Chief Financial Officer since November 2008, has been promoted to Executive Vice President from Senior Vice President, and that Khalid A. Muslih has been named Senior Vice President, Corporate Development and Strategic Planning. Mr. Muslih has been with Buckeye since June 2007, most recently as its Senior Vice President, Corporate Development. “In addition to playing a leading role in executing our business plan, Keith has been instrumental in building the finance, accounting, and information technology functions that were absolutely essential to the growth we have experienced over the last four years,” said Mr. Smith. “In his expanded role, Khalid will help develop and guide Buckeye’s strategic vision and planning, in addition to continuing to lead the company’s M&A activity. I look forward to working with both of these very capable business leaders as we strive to continue to improve Buckeye’s performance and returns to our unitholders.”

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded partnership that owns and operates one of the largest independent liquid petroleum products pipeline systems in the United States in terms of volumes delivered, with over 6,000 miles of pipeline. Buckeye also owns more than 100 liquid petroleum products terminals with aggregate storage capacity of approximately 64 million barrels, operates approximately 3,400 miles of pipeline under agreements with major oil and chemical companies, owns a high-performance natural gas storage facility in Northern California, and markets liquid petroleum products in certain regions served by its pipeline and terminal operations. Buckeye’s flagship marine terminal in the Bahamas, BORCO, is one of the largest oil and petroleum products storage facilities in the world, serving the international markets as a premier global logistics hub. More information concerning Buckeye can be found at www.buckeye.com.

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This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (1) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those that permit the treatment of us as a partnership for federal income tax purposes, (2) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (3) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (4) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (5) shutdowns or interruptions at the source points for the products we transport, store, or sell, (6) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (7) volatility in the price of refined petroleum products and the value of natural gas storage services, (8) nonpayment or nonperformance by our customers, and (9) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2010 and our most recently filed Quarterly Reports on Form 10-Q, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

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